SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 8, 2004

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Co de)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

On March 8, 2004 Westmoreland Mining LLC executed the Third Amendment to Term Loan Agreement dated April 27, 2001 and the Third Amendment to Credit Agreement dated April 27, 2001. The Term Debt Amendment adds $35 million to existing term debt with repayment scheduled from 2009 through 2011. The Credit Amendment extends the revolving credit facility to April 2007 and provides up to $12 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 10.1- Third Amendment to Term Loan Agreement dated March 8, 2004 among Westmoreland Mining LLC, the other Obligors under the Agreement and the Purchasers under the Agreement.

          Exhibit 10.2- Third Amendment to Credit Agreement dated March 8, 2004 among Westmoreland Mining LLC, the loan parties under the Credit Agreement, the Banks under the Credit Agreement and PNC Bank, National Association, as Agent.

          Exhibit 99.1- Press Release dated March 9, 2004.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 10, 2004	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)